UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 12, 2008

CERUS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-21937	68-0262011
(State of jurisdiction)	(Commission File No.)	(IRS Employer Identification No.)

2411 Stanwell Drive

Concord, California 94520

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (925) 288-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01   Entry into a Material Definitive Agreement.

On December 12, 2008, Cerus Corporation (the “Company”) entered into an Amended and Restated Manufacturing and Supply Agreement (the “Agreement”) with Fenwal, Inc. (“Fenwal”) which amends and restates a Manufacturing and Supply Agreement, dated February 2, 2005, between the Company and certain affiliates of Baxter Inc. (“Baxter”). The obligations of the Baxter affiliates under the original agreement were assumed by Fenwal in 2007. Under the Agreement, Fenwal is obligated to sell and the Company is obligated to purchase finished disposable kits for the Company’s INTERCEPT Blood System for platelets (“Platelet Sets”) and the INTERCEPT Blood System for plasma (“Plasma Sets”) for both clinical and commercial use. The Agreement permits the Company to purchase Platelet Sets and Plasma Sets from third-party manufacturers provided that it meets certain annual minimum purchase obligations to Fenwal. Upon twenty-four months prior notice of termination by the Company, the Agreement obligates the Company to purchase and Fenwal to supply certain amounts of Platelet Sets and Plasma Sets over the subsequent twenty-four months following such notice. In the event the Company requires certain raw materials or components for manufacture of Platelet Sets or Plasma Sets by the Company or its contract manufacturers, Fenwal is obligated to supply such raw materials or components. Under the Agreement, the Company is responsible for the full management and control of the supply chain for the INTERCEPT Illuminator devices (the “Illuminators”) and certain other components of the Platelet Sets and Plasma Sets, including the resolution of technical issues with third party manufacturers supplying such Illuminators and other components. The Agreement revises the pricing of purchased products for both clinical and commercial use. Under the Agreement, the Company will purchase from Fenwal approximately 45 Illuminators in Fenwal’s existing inventory. Except for such sale, Fenwal will not supply further Illuminators to the Company, and the Company is free to purchase Illuminators directly from third party manufacturers.

The term of the Agreement extends through December 31, 2013 and is automatically renewed thereafter for one year terms, with such renewal periods subject to termination by either party upon thirty months prior written notice, in the case of Fenwal, or twenty-four months prior written notice, in the case of the Company. The Company and Fenwal each have normal and customary termination rights, including termination for material breach.

The Agreement also contains certain provisions regarding the rights and responsibilities of the parties with respect to manufacturing specifications, forecasting and ordering, delivery arrangements, payment terms, packaging requirements, change orders, confidentiality and indemnification, as well as certain other customary matters.

Item 9.01.   Financial Statements and Exhibits.

(d)	Exhibits

99.1	Press Release, dated December 15, 2008, entitled “Cerus Corporation Extends Manufacturing Agreement with Fenwal.”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CERUS CORPORATION

Dated: December 15, 2008	By:	/s/ Howard G. Ervin
Howard G. Ervin Vice President, Legal Affairs

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release, dated December 15, 2008, entitled “Cerus Corporation Extends Manufacturing Agreement with Fenwal.”

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